UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2006

ISONICS CORPORATION

(Exact name of registrant as specified in its charter)

California	001-12531	77-0338561
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

5906 McIntyre Street, Golden, Colorado 80403

Address of principal executive offices, including zip code

303-279-7900

Registrant’s telephone number, including

area code

Not applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 – Entry into a Material Definitive Agreement

On December 5, 2005 (as reported in a Form 8-K filed for that date), Isonics became obligated under a development and licensing agreement executed in September 2005 between Isonics and Lucent Technologies Inc. (the “Lucent Agreement”).  Prior to December 5, 2005, the Lucent Agreement did not impose any material obligations on Isonics and was, therefore, not considered to be “material” to Isonics.

Under the Lucent Agreement, Isonics and Lucent agreed to endeavor to develop a next generation infrared (IR) imaging and night vision surveillance technology based on pioneering research by Lucent’s Bell Labs (Bell Labs) at its micro electro-mechanical systems (MEMS) and nanotechnology fabrication facility.  The development plan expressed in the Lucent Agreement contemplated a proof-of-concept within 12 months, followed by steps toward commercialization.  Because of delays incurred in completing operations under the Lucent Agreement, the development plan has been delayed.

The Lucent Agreement calls for cross-licensing of relevant Isonics and Bell Labs intellectual property and for Isonics to contribute to the development costs during the three-year development phase.   Under the Lucent Agreement, Isonics received exclusive rights to newly created technical information for MEMS-based IR imaging modules except for certain rights reserved by Lucent.  Lucent agreed to manufacture test structures and prototypes and has the right to manufacture commercial IR imaging modules for sale to Isonics.  Under the Lucent Agreement, Isonics has the right to incorporate these modules into IR cameras and systems it develops internally or through collaborations with others in the industry.  Isonics paid Lucent $2,000,000 in calendar year 2005, and was obligated to pay an additional $1,000,000 is March 2006.  Isonics made that payment in June 2006, and made another payment of $1,333,000 to Lucent in August 2006 (of which $1,000,000 was credited to Isonics’ $12 million obligation to Lucent).

Isonics and Lucent are still operating under the Lucent Agreement, as amended.  Lucent and Isonics amended the Lucent Agreement to accept the $4,333,000 paid as payment in full for work undertaken to date under the Lucent Agreement (though payments may be made in the future in accordance with any revised statement of work).  As most recently amended on October 2, 2006, Lucent and Isonics agreed to redefine the development plan for the IR imaging and night vision surveillance technology and Isonics’ payment obligations in a new statement of work.  This new statement of work must be negotiated by October 16, 2006.  If Lucent and Isonics do not agree on a new statement of work by that time (unless extended), Lucent may terminate the Lucent Agreement and will, in that case, return $900,000 of the previous payments to Isonics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 5th day of October 2006.

Isonics Corporation

By:	/s/ James E. Alexander
James E. Alexander
President and Chief Executive Officer